                                  SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

                                          [_]Confidential, for Use of the
[X] Definitive Proxy Statement               Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         National Golf Properties, Inc.
                ----------------------------------------------
                (Name of Registrant as Specified in its Charter)

                ----------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11:

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which the transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials:

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                        NATIONAL GOLF PROPERTIES, INC.
                         2951 28th Street, Suite 3001
                        Santa Monica, California 90405

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 29, 2001

                               ----------------

   The annual meeting of stockholders (the "Annual Meeting") of National Golf Properties, Inc., a Maryland corporation (the "Company"), will be held at Wood Ranch Golf Club, 300 Wood Ranch Parkway, Simi Valley, California on Tuesday, May 29, 2001, at 9:00 a.m., local time, for the following purposes:

     1. To elect two directors to serve on the Board of Directors of the Company until the annual meeting of stockholders in the year 2004 and until their successors are duly elected and qualified; and

     2. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

   The Board of Directors of the Company has fixed the close of business on April 13, 2001 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the Annual Meeting and at any and all adjournments or postponements of the Annual Meeting.

   The enclosed proxy is solicited by the Board of Directors of the Company, which recommends that stockholders vote FOR the election of the director nominees named therein. Please refer to the attached proxy statement, which forms a part of this notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the Annual Meeting.

   Management welcomes your attendance at the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, however, you are requested to complete, sign, date and promptly return the enclosed proxy in the accompanying postage-paid envelope. Your proxy is revocable and will not affect your right to vote in person in the event you attend the Annual Meeting.

                                          By Order of the Board of Directors,

                                          /s/ James M. Stanich
                                          James M. Stanich
                                          President and Director

Santa Monica, California
April 16, 2001

                        NATIONAL GOLF PROPERTIES, INC.

                               ----------------

                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 29, 2001

                               ----------------

   This Proxy Statement is furnished to the stockholders of National Golf Properties, Inc., a Maryland corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company from the holders of its outstanding shares of common stock, par value $0.01 per share ("Common Stock"), for use at the annual meeting of stockholders (the "Annual Meeting") to be held on Tuesday, May 29, 2001, and at any and all adjournments or postponements of the Annual Meeting, for the following purposes:

     1. To elect two directors to serve until the annual meeting of stockholders in the year 2004 and until their successors are duly elected and qualified; and

     2. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

   At the close of business on April 13, 2001, the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, the Company had 12,978,845 shares of Common Stock outstanding. Each such share of Common Stock is entitled to one vote on all matters properly brought before the Annual Meeting. Stockholders are not permitted to cumulate their shares of Common Stock for the purpose of electing directors or otherwise. Presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of holders of a plurality of the shares voting is required to elect directors to the Company's Board of Directors. The two nominees for director receiving the highest number of votes will be elected to our Board of Directors. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal or proposals) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Shares represented by proxies that reflect abstentions or broker non-votes will have no effect on the outcome of the vote to elect the two new directors.

   Unless contrary instructions are indicated on the proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted at the Annual Meeting for the nominees named below for election as directors. With respect to any other business which may properly come before the Annual Meeting and be submitted to a vote of stockholders, proxies received by the Company's Board of Directors will be voted in accordance with the best judgment of the designated proxy holders. The Company does not presently know of any other business which may come before the Annual Meeting. A stockholder may revoke his or her proxy at any time before exercise by delivering to the Secretary of the Company a written notice of such revocation, by filing with the Secretary of the Company a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, by itself, constitute revocation of the proxy.

   NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

   The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors and officers of the Company, without receiving any additional compensation, may solicit proxies personally or by telephone or telegraph. The Company will request brokerage houses, banks, and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so. The Company has retained the services of D.F. King & Co., Inc., 77 Water Street, New York, New York 10005, telephone (212) 269-5550, for a fee of $4,500 plus out-of-pocket expenses to assist in the solicitation of proxies from brokerage houses, banks, and other custodians or nominees holding stock in their names for others.

   The principal executive offices of the Company are located at 2951 28th Street, Suite 3001, Santa Monica, California 90405, telephone (310) 664-4100. The approximate date on which this proxy statement and form of proxy solicited on behalf of the Company's Board of Directors will first be sent to the Company's stockholders is April 23, 2001.

                               ----------------

              The date of this proxy statement is April 16, 2001

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

   The Board of Directors of the Company currently is comprised of seven members divided into three classes serving staggered terms of three years each. Pursuant to the Company's Articles of Incorporation and Bylaws, the term of office of one class of directors expires each year and, at each annual meeting of stockholders, the successors of the class whose term is expiring in that year are elected to hold office for a term of three years and until their successors are duly elected and qualified. The current terms of two directors expire at the Annual Meeting, the terms of three directors expire at the 2002 annual meeting of stockholders and the terms of two directors expire at the 2003 annual meeting of stockholders.

   In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the two nominees designated below, each of whom is currently a director of the Company, to serve until the 2004 annual meeting of stockholders and until their respective successors shall have been elected and qualified. The two nominees for director receiving the highest number of votes will be elected to our Board of Directors. The Company expects that each of the nominees will be available to serve as a director, but if any such nominee should become unavailable for election, the shares of Common Stock represented by the proxy may (unless such proxy contains instructions to the contrary) be voted for such other person or persons as may be designated by the Board of Directors.

   Under the Company's Bylaws, nominations of persons for election to the Company's Board of Directors, other than those made by or at the direction of the Company's Board of Directors, may be made at the Annual Meeting only if pursuant to a timely notice delivered or mailed to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the Company's principal executive offices not more than 75 nor less than 50 days prior to the Annual Meeting or, if less than 65 days' notice or prior public disclosure of the date of the Annual Meeting is given to stockholders, on the fifteenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made, whichever occurs first. A notice of nomination must set forth certain information as required under the Company's Bylaws.

   The Board of Directors of the Company recommends a vote FOR the election of Bruce Karatz and James M. Stanich to serve until the annual meeting of stockholders to be held in the year 2004 and until their respective successors are duly elected and qualified.

Nominees for Director

   Information concerning the nominees for directors of the Company's Board of Directors whose terms expire at the Annual Meeting is set forth below.

   Name                               Age Present Position with the Company   Director Since
   ----                               --- ---------------------------------   --------------
   Bruce Karatz.....................   55       Director                           1993

   James M. Stanich.................   42       President and Director             1998

   Bruce Karatz has served as a director of the Company since August 31, 1993. Mr. Karatz has been President, Chief Executive Officer and a director of KB Home since 1986 and Chairman of the board of directors of KB Home since July 1993. Mr. Karatz is also a director of Honeywell International, Inc., The Kroger Co. and a Trustee of the RAND Corporation.

   James M. Stanich has served as a director and President of the Company since January 30, 1998. Prior to joining the Company, Mr. Stanich was a director, Executive Vice President of Corporate Operations and Secretary of American Golf Corporation ("AGC") and a member of AGC's executive committee. Mr. Stanich initially joined AGC in 1990 as corporate counsel responsible for handling legal matters on acquisitions, and later became General Counsel. Prior to joining AGC, Mr. Stanich was an attorney with the firm of Sheppard, Mullin, Richter and Hampton from 1983 to 1990 where he represented both real estate companies and commercial lenders. Mr. Stanich is a son-in-law of David G. Price. Mr. Stanich also serves as a director of AGC.

Directors Continuing in Office

   Information concerning the other directors of the Company whose terms do not expire at the Annual Meeting is set forth below.

                                                                   Director  Term
             Name           Age Present Position with the Company   Since   Expires
             ----           --- ---------------------------------- -------- -------
   Richard A Archer........  73 Director                             1993    2003

   John C. Cushman, III....  60 Director                             1994    2002

   Charles S. Paul.........  52 Director                             1993    2002

   David G. Price..........  68 Chairman of the Board of Directors   1993    2003

   Edward R. Sause.........  46 Director                             1993    2002

   Richard A. Archer has served as a director of the Company since August 31, 1993. Mr. Archer served as the Chairman of the board of directors of Jardine Insurance Brokers, Inc. ("Jardine") from 1986 to 1993, and served as Deputy Chairman of Jardine until December 31, 1995. Mr. Archer is now an independent consultant. Mr. Archer is also a director of the Hydril Company.

   John C. Cushman, III has served as a director of the Company since July 20, 1994. Mr. Cushman has been President and Chief Executive Officer of Cushman Realty Corporation since 1978. Mr. Cushman also serves as a director of Meditrust Corporation.

   Charles S. Paul has served as a director of the Company since August 31, 1993. Mr. Paul is Chairman of IFILM Corp. and Chairman and Co-Founder of Sega GameWorks L.L.C. Prior to joining Sega GameWorks L.L.C. in 1996, Mr. Paul was an Executive Vice President and director of MCA, Inc. from 1989 until March of 1996 and served as President of MCA Enterprises, Inc. from 1986 until March of 1996. Mr. Paul is also a director of AMC Entertainment.

   David G. Price has served as the Chairman of the Board of Directors of the Company since its formation in April 1993. Mr. Price also serves as the Chairman of the board of directors of AGC and has served in such capacity since he founded AGC in 1973. Mr. Price served as Chief Executive Officer of AGC from 1973 until June of 2000. Mr. Price is also a Trustee and the President of the Museum of Flying in Santa Monica, California.

   Edward R. Sause has served as a director of the Company since April 1993. Mr. Sause currently is Vice Chairman and Chief Financial Officer and a director of AGC. Mr. Sause previously served as Vice President--Finance and Corporate Services of AGC, which position he had held since resigning as an officer of the Company in April 1997 until June 2000. Mr. Sause served as Executive Vice President, Chief Financial Officer and Secretary of the Company from April 1993 until April 1997. Prior to the Company's initial public offering in 1993, Mr. Sause was a director of AGC, a member of AGC's executive committee and the Senior Vice President and Chief Financial Officer of AGC. Mr. Sause is also a Trustee and the Treasurer of the Museum of Flying and a director of WISE Senior Services.

Board of Directors Meetings, Committees and Compensation

   The Company's Board of Directors held three meetings during the year ended December 31, 2000 and also took action with respect to various matters by unanimous written consent. During that period, Mr. Karatz attended one meeting. All other directors attended all of the meetings.

   The Company's Bylaws provide that the majority of its seven member Board of Directors must consist of directors who are unaffiliated with David G. Price (the "Independent Directors"). Messrs. Archer, Karatz, and Paul were elected as Independent Directors by the Company's Board of Directors on August 31, 1993. Mr. Cushman was elected as an Independent Director on July 20, 1994.

   In accordance with the Company's Bylaws, transactions involving the Company and affiliates of David G. Price require the approval of a committee of the Company's Board of Directors consisting solely of the Independent Directors (the "Independent Committee"). Such transactions with affiliates of David G. Price include, without limitation, (i) lease negotiation with respect to owned golf courses and the enforcement and amendment of such leases, (ii) the selection of operators for acquired golf courses, and (iii) consideration of the Company's right of first refusal to acquire common limited partnership units ("OP Units") in National Golf Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), through which the Company owns all of the golf courses and conducts its operations, upon transfer of OP Units as provided in the Operating Partnership's Agreement of Limited Partnership (the "OP Partnership Agreement"). Certain other significant actions of the Company's Board of Directors will require the approval of a minimum of five directors and certain matters relating to the Operating Partnership require the approval of holders of a majority of the OP Units. David G. Price, his former wife Dallas P. Price, and their affiliates own more than 90% of the OP Units.

   The Company currently pays each of its Independent Directors a fee of $12,000 per year for services as a director plus $1,000 for attendance at each meeting of the Company's Board of Directors. In addition, the Company reimburses all directors for reasonable travel expenses incurred in connection with their duties as directors of the Company. Pursuant to the Company's 1995 Independent Director Equity Participation Plan, each of the Company's Independent Directors also receives an annual grant of 500 shares of restricted stock and an option to purchase 2,000 shares of Common Stock. The shares of restricted stock received by such Independent Directors may not be sold until the earlier of (i) the fifth anniversary of the date on which such shares are granted, provided that the recipient of such grant has not terminated his directorship during such period, and (ii) the recipient's normal retirement at or after age 65. As of December 31, 2000, Messrs. Archer, Cushman, Karatz and Paul each hold 2,500 shares of restricted stock, of which no shares of restricted stock currently may be sold. In addition, as of December 31, 2000, Messrs. Archer, Cushman, Karatz and Paul each hold options to purchase 14,000 shares of Common Stock at a range of exercise prices of $19.63 through $31.50, of which 12,000 shares of Common Stock currently are exercisable.

   The Board of Directors has an Independent Committee, an Executive Committee, an Audit Committee and a Compensation Committee, each established on August 10, 1993 under the Company's Bylaws. In addition, the Company established a Financial Committee in April 1997. The Company does not have a Nominating Committee.

   Independent Committee. As provided in the Company's Bylaws, the Independent Committee includes only Independent Directors. The Independent Committee was established to oversee the selection of operators for golf courses acquired in the future and to approve transactions between the Company and affiliates of David G. Price that it considers from time to time. Messrs. Archer, Cushman, Karatz and Paul are the current Independent Committee members. Mr. Archer serves as the chair of the Independent Committee. The Independent Committee held no meetings during 2000, but took action with respect to certain matters by unanimous written consent.

   Executive Committee. The Executive Committee has such authority as may be granted by the Company's Board of Directors, including the power to acquire and dispose of real property and the power to authorize, on behalf of the full Board of Directors, the execution of certain contracts and agreements. The Executive Committee consists of the Chairman of the Board of Directors, the Chairman of the Independent Committee and an executive officer of the Company. Messrs. Price, Archer and Stanich are the current members of the Executive Committee. Mr. Price serves as the chair of the Executive Committee. The Executive Committee held no meetings during 2000.

   Compensation Committee. The Compensation Committee is responsible for the administration of the Company's employee benefit plans. The Compensation Committee is authorized to determine the persons eligible to participate in any of the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised. The Compensation Committee also reviews and approves the compensation of the Company's executive officers and determines the general compensation policy for the Company. Messrs. Cushman and Paul are the current members of the Compensation Committee. The Compensation Committee held no meetings during 2000, but took action with respect to certain matters by unanimous written consent.

   Financial Committee. The Financial Committee is responsible for the oversight of the Company's significant financial matters, including capitalization, budgeting and financial reporting. Messrs. Sause, Karatz and Stanich are the current members of the Financial Committee. Mr. Sause serves as the chair of the Financial Committee. The Financial Committee held no meetings during 2000.

   Audit Committee. The Audit Committee of the Company's Board of Directors is comprised of independent directors as required by the listing standards of the New York Stock Exchange. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A. The Audit Committee held five meetings during 2000. During that period, Mr. Karatz attended 60% of the meetings. All other committee members attended 100% of the meetings.

Required Vote for Approval and Recommendation of the Board of Directors

   The two nominees for director receiving the highest number of votes will be elected to our Board of Directors.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE CANDIDATES NOMINATED BY THE BOARD OF DIRECTORS. A PROPERLY EXECUTED PROXY WILL BE VOTED FOR THE ELECTION OF THESE NOMINEES UNLESS YOU DESIGNATE OTHERWISE.

                            AUDIT COMMITTEE REPORT

   The following report of the Audit Committee of our Board of Directors shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not otherwise be deemed filed under either act.

   The role of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company's financial statements as well as the Company's financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

   In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2000 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company. The Audit Committee has also considered whether the independent auditor's provision of non-audit services to the Company is compatible with maintaining the auditor's independence.

   In performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management and by the independent auditors. Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          Audit Committee

                                          Bruce Karatz, Chair
                                          John C. Cushman, III
                                          Charles S. Paul

Santa Monica, California
April 13, 2001

                              EXECUTIVE OFFICERS

   The following table sets forth the names, ages and positions of each of the Company's executive officers.

   Name                          Age Position
   ----                          --- --------
   James M. Stanich............  42  President and Director
   Paul W. Major...............  37  Executive Vice President
   Neil M. Miller..............  37  Chief Financial Officer
   Scott S. Thompson...........  44  General Counsel, Chief Leasing Officer,
                                     Vice President and Secretary

   James M. Stanich has served as a director and President of the Company since January 30, 1998. Biographical information regarding Mr. Stanich is set forth under "Proposal 1--Election of Directors--Nominees for Election as Director."

   Paul W. Major was appointed in 1998 to serve as the Company's Executive Vice President. Prior to such appointment, Mr. Major served as the Company's Senior Vice President--Acquisitions from April 1997 to January 1998. Mr. Major served as Vice President of Acquisitions of the Company from October 1993 to April 1997. Prior to joining the Company, Mr. Major was a corporate lawyer at Latham & Watkins in Los Angeles where he worked extensively on the formation and initial public offering of the Company.

   Neil M. Miller was appointed in 2000 to serve as the Company's Chief Financial Officer. Prior to such appointment, Mr. Miller served as the Vice President--Finance for the Company from April 1997 through 1999 and as Associate General Counsel for the Company from March 1995 to April 1997. Mr. Miller also served as the Company's Director of Acquisitions and Director of Investor Relations from March 1994 to March 1995. Prior to joining the Company in March 1994, Mr. Miller was an attorney with the law firm of Armstrong, Teasdale, Schlafly & Davis in St. Louis, Missouri.

   Scott S. Thompson has served as the Company's General Counsel and Chief Leasing Officer since July 1993. In April 1997, Mr. Thompson was appointed to also serve as Secretary of the Company and in January 1998 was appointed to serve as Vice President of the Company. Prior to joining the Company in July 1993, Mr. Thompson was a partner with the law firm of Gilchrist & Rutter where he specialized in real estate transactions and commercial, industrial and retail leasing.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

   As of the close of business on April 13, 2001, the Company had outstanding 12,978,845 shares of Common Stock. The following table sets forth information as to the number of shares of Common Stock beneficially owned as of April 13, 2001, by (i) each person known by the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, (ii) each director of the Company, (iii) the Chief Executive Officer and other named executive officers and (iv) the Company's directors and executive officers as a group.

                                                  Number of
                                                  Shares of      Percentage of
                                                 Common Stock     Outstanding
                                                 Beneficially      Shares Of
          Name of Beneficial Owner(1)              Owned(2)      Common Stock
          ---------------------------            ------------    -------------
David G. Price..................................  2,941,290(3)       20.5%

Dallas P. Price.................................  2,941,089(4)       20.5%

Richard A. Archer...............................     30,500(5)         *

John C. Cushman, III............................     24,500(5)         *

Bruce Karatz....................................     15,100(5)         *

Paul W. Major...................................     18,113(6)         *

Neil M. Miller..................................     71,000(7)         *

Charles S. Paul.................................     38,000(5)         *

Edward R. Sause.................................    167,550(8)        1.3%

James M. Stanich................................     93,500(9)         *

Scott S. Thompson...............................     44,000(10)        *

Schwerin Boyle Capital Management, Inc..........    900,725(11)       6.9%

Oaks Christian High School......................  1,250,000(12)       9.6%

All directors and executive officers as a group
 (10 persons)...................................  3,443,553          23.7%

--------
  * Less than 1% of outstanding shares of Common Stock.

 (1) Unless otherwise indicated, the address for each named person is c/o National Golf Properties, Inc., 2951 28th Street, Suite 3001, Santa Monica, California 90405.

 (2) For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, the Company believes that the beneficial owners of shares of Common Stock listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

 (3) Includes 354,938 shares of Common Stock owned of record by the David G. Price Trust, of which David G. Price is the sole trustee, 1,336,352 shares of Common Stock issuable upon exchange of 1,336,352 OP Units which Mr. Price may be deemed to beneficially own, and 1,250,000 shares of Common Stock which Mr. Price may be deemed to beneficially own with Dallas P. Price (also allocated to Dallas P. Price as set forth in footnote four below). Does not include 2,654,357 shares of Common Stock issuable upon exchange of an additional 2,654,357 OP Units which may be deemed to be beneficially owned by Mr. Price and which presently are not entitled to be exchanged pursuant to the terms of the OP Partnership Agreement. Mr. Price and Dallas P. Price together can exchange up to 2,672,705 OP Units for an equal number of shares of Common Stock in any one year period ending August 18 (1,336,352 of the 2,672,705 OP Units are allocated to Mr. Price above). Exchange of any of the OP Units beneficially owned by Mr. Price also is subject to the ownership limit contained in the Company's Articles of Incorporation (the "Ownership Limit"), which prohibits the actual or constructive ownership of more than 9.8% of the outstanding shares of Common Stock by any person. Without regard to the Ownership Limit, the limitation on the exchange of OP Units contained in the OP Partnership Agreement and any other contractual limitations and assuming the exchange of all the OP Units deemed beneficially owned by Mr. Price, the total amount and percentage of shares owned as of April 13, 2001 would be 5,595,647 shares of Common Stock and 33%, respectively.

 (4) Includes 354,737 shares of Common Stock owned of record by the Dallas P. Price Trust, a revocable trust, of which Dallas P. Price is the sole trustee, 1,336,352 shares of Common Stock issuable upon exchange of 1,336,352 OP Units which Dallas P. Price may be deemed to beneficially own, and 1,250,000 shares of Common Stock which Dallas P. Price may be deemed to beneficially own (also allocated to David G. Price as set forth in footnote three above). Does not include 1,742,594 shares of Common Stock issuable upon exchange of an additional 1,742,594 OP Units which may be deemed to be beneficially owned by Dallas P. Price and which presently are not entitled to be exchanged pursuant to the terms of the OP Partnership Agreement. Dallas P. Price and David G. Price together can exchange up to 2,572,705 OP Units for an equal number of shares of Common Stock in any one year period ending August 18 (1,336,352 of the 2,672,705 OP Units are allocated to Dallas P. Price above). Exchange of any of the OP Units beneficially owned by Dallas P. Price also is subject to the Ownership Limit contained in the Company's Articles of Incorporation. Without regard to the Ownership Limit, the limitation on the exchange of OP Units contained in the OP Partnership Agreement and any other contractual limitations and assuming the exchange of all the OP Units deemed beneficially owned by Dallas P. Price, the total amount and percentage of shares owned as of April 13, 2001 would be 4,683,683 and 29.2%, respectively. Dallas P. Price is the former wife of David G. Price, Chairman of the Board of Directors of the Company.

 (5) Includes 2,500 shares of Common Stock which include voting rights but that are subject to forfeiture and various other restrictions and 12,000 shares of Common Stock issuable upon exercise of options that presently are exercisable and excludes 2,000 shares of Common Stock subject to options that are not exercisable within 60 days.

 (6) Includes 5,000 shares of Common Stock that Mr. Major is entitled to vote but that are subject to forfeiture upon termination of his employment and various other restrictions and 5,000 shares of Common Stock issuable upon the exercise of options that presently are exercisable or exercisable within 60 days.

 (7) Includes 37,500 shares of Common Stock that Mr. Miller is entitled to vote but that are subject to forfeiture upon termination of his employment and various other restrictions and 30,000 shares of Common Stock issuable upon exercise of options that presently are exercisable. Does not include 40,000 shares of Common Stock subject to options that are not exercisable within 60 days.

 (8) Includes 4,000 shares of Common Stock that Mr. Sause is entitled to vote but that are subject to forfeiture upon termination of his employment with AGC and various other restrictions, 55,550 shares of Common Stock that are presently issuable upon exchange of all of the 55,550 OP Units owned by Mr. Sause, and 80,000 shares of Common Stock issuable upon exercise of options that presently are exercisable or exercisable within 60 days.

 (9) Includes 20,000 shares of Common Stock that Mr. Stanich is entitled to vote but that are subject to forfeiture upon termination of his employment and various other restrictions and 57,500 shares of Common Stock issuable upon exercise of options that presently are exercisable. Does not include 12,500 shares of Common Stock subject to options that are not exercisable within 60 days.

(10) Includes 14,000 shares of Common Stock that Mr. Thompson is entitled to vote but that are subject to forfeiture upon termination of employment and various other restrictions and 25,000 shares of Common Stock issuable upon exercise of options that presently are exercisable. Does not include 10,000 shares of Common Stock subject to options that are not exercisable within 60 days.

(11) Based on information in Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001 by Schwerin Boyle Capital Management, Inc., a Massachusetts corporation ("Schwerin"). As of December 31, 2000, Schwerin had (i) sole voting power with respect to 89,500 shares of Common Stock and (ii) sole dispositive power with respect to 900,725 shares of Common Stock. The address for Schwerin is 1391 Main Street, Springfield, Massachusetts 01103.

(12) David G. Price and Dallas P. Price are each members of the Oaks Christian High School board of trustees, which is comprised of three persons. The shares beneficially owned by Oaks Christian High School have been pledged for the joint benefit of City National Bank, a California banking corporation, and UnionBank of California, N.A. The address for the Oaks Christian High School is 31749 La Tienda Road, Westlake Village, California 91362.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth information concerning the compensation of the Company's executive officers (the "Named Executive Officers") for the fiscal years ended December 31, 2000, 1999 and 1998:

                                                      Long-Term Compensation
                                                ----------------------------------
                                                        Awards           Payouts
                                                ----------------------- ----------
                                   Annual                   Securities
                                Compensation    Restricted  Underlying
   Name and Principal         -----------------   Stock    Options/SARs    LTIP       All Other
        Position         Year  Salary   Bonus   Awards(1)      (#)      Payouts(2) Compensation(3)
   ------------------    ---- -------- -------- ---------- ------------ ---------- ---------------
James M. Stanich(4)..... 2000 $260,858 $100,000     (5)         --       $221,150      $2,400
 President and Director  1999 $254,000 $100,000     (5)         --       $231,660      $2,400
                         1998 $229,167 $100,000     (5)         --       $106,710      $2,400

Paul W. Major........... 2000 $137,025 $ 50,000     (5)         --       $149,992      $2,400
 Executive Vice          1999 $133,420 $ 75,000     (5)         --       $193,743      $2,400
 President               1998 $131,320 $ 75,000     (5)         --       $301,963      $2,400(6)

Neil M. Miller.......... 2000 $175,000 $ 70,000     (5)         --       $153,956      $2,400
 Chief Financial Officer 1999 $120,000 $ 58,000     (5)         --       $ 96,871      $2,400
                         1998 $101,700 $ 47,289     (5)         --       $109,559      $2,400

William C. Regan(7)..... 2000 $ 72,364 $    --      (5)         --       $132,529      $2,400
                         1999 $120,000 $ 58,000     (5)         --       $104,616      $2,400
                         1998 $101,700 $ 35,595     (5)         --       $119,960      $2,400

Scott S. Thompson....... 2000 $179,725 $ 53,918     (5)         --       $143,242      $2,400
 General Counsel,        1999 $175,000 $ 77,500     (5)         --       $ 83,033      $2,400
 Chief Leasing Officer,  1998 $156,618 $ 25,000     (5)         --       $200,618      $2,400
 Vice President and
 Secretary

--------
(1) The aggregate number and value of shares of restricted stock of the Company, all of which shares are designated as long-term incentive awards, held by each Named Executive Officer as of December 31, 2000 were as follows: Mr. Stanich, 30,000 shares valued at $616,875; Mr. Major, 12,000 shares valued at $246,750; Mr. Miller, 51,000 shares valued at $1,048,688; and Mr. Thompson, 21,000 shares valued at $431,813. Such shares represent the unvested portion of restricted stock awarded to Messrs. Stanich, Major, Miller and Thompson. All such shares vest on a pro-rata basis over a five year period upon the Company's satisfaction of certain financial performance targets, and unvested shares are subject to continued employment. During the period in which any restrictions apply, holders of restricted stock are entitled to receive all dividends or other distributions paid with respect to such stock.

(2) Represents the market value of the shares of restricted stock of the Company that vested in 2000, 1999 and 1998 as of the vesting date.

(3) Represents matching contributions made by the Company to its 401(k) Retirement Plan.

(4) James M. Stanich has served as a director and President of the Company since January 30, 1998.

(5) Restricted stock awards are subject to performance requirements and are designated as long-term incentive awards.

(6) Does not include $750,000 received by Mr. Major as consideration for cancelling one-third of the options to purchase shares of AGC common stock granted to him by David G. Price. See "Certain Relationships and Related Transactions."

(7) William C. Regan, formerly Vice President--Controller and Treasurer, resigned August 1, 2000, at which time, the Company repurchased all unvested restricted stock. Unvested options were forfeited and all vested options expired 90 days after Mr. Regan's resignation.

Option Grants During Fiscal Year Ended December 31, 2000

   The following table sets forth certain information regarding grants of stock options made to the Named Executive Officers during the fiscal year ended December 31, 2000:

                                     Individual Grants(1)
                         ---------------------------------------------
                                                                            Potential
                                      % of Total                       Realizable Value at
                                       Options                               Assumed
                                      Granted to                         Annual Rates of
                          Number of  Employees in                          Stock Price
                           Shares    Fiscal Year                        Appreciation for
                         Underlying     Ended     Exercise               Option Term(2)
                           Options   December 31,   Price   Expiration -------------------
Name                     Granted (#)     2000     Per Share    Date     5% ($)   10% ($)
----                     ----------- ------------ --------- ---------- -------- ----------
Neil M. Miller..........   40,000         73%      $21.00    07-17-10  $528,271 $1,338,744

--------
(1) All options granted in 2000 become exercisable in four equal installments beginning on January 1, 2001 if the Company's funds from operations for the preceding fiscal year exceed the funds from operations for the prior year by at least six percent. The options have a term of ten years with an option exercise price equal to the fair market value of the Common Stock on the date of the grant.

(2) Potential realizable values are based on assumed annual rates of return and are included pursuant to the rules of the Securities and Exchange Commission and do not represent a prediction of future stock price. Actual stock prices will vary form time to time based upon market factors and the Company's financial performance. No assurance can be given that these appreciation rates will be achieved.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

   The following table provides information related to the 2000 fiscal year-end value of unexercised options.

                                                    Number of
                                                   Securities       Value of
                                                   Underlying     Unexercised
                                                   Unexercised    In-the-money
                                                     Options       Options at
                               Shares               at FY-End        FY-End
                             Acquired on  Value   Exercisable/    Exercisable/
Name                          Exercise   Realized Unexercisable Unexercisable(1)
----                         ----------- -------- ------------- ----------------
James M. Stanich............      --        --    45,000/25,000    $ 3,750/--

Paul W. Major...............      --        --     5,000/   --     $10,313/--

Neil M. Miller..............      --        --    15,000/55,000    $13,750/--

Scott S. Thompson...........      --        --    20,000/15,000    $ 2,813/--

--------
(1) Calculated on the basis of the closing price per share of the Common Stock on the New York Stock Exchange of $20.5625 on December 29, 2000, the last trading day in fiscal year 2000.

Long-Term Incentive Plans--Awards Made in Last Fiscal Year

   The following table provides information related to grants of shares of restricted stock, all of which shares are designated as long-term incentive awards, to each of the Named Executive Officers during the year ended December 31, 2000.

                                                          Number of  Performance
                                                           Shares,    or Other
                                                          Units or     Period
                                                            Other       Until
Name                                                     Right(s)(1) Maturation
----                                                     ----------- -----------
Neil M. Miller..........................................   30,000         (2)

--------
(1) Represents shares of restricted stock of the Company granted on July 17, 2000 pursuant to the Company's 1997 Equity Participation Plan.

(2) Twenty percent of such shares vest each January 1 if the Company's funds from operations for the preceding fiscal year exceed the funds from operations for the prior year by at least six percent. Vesting of restricted shares also is subject to the continued employment of the holder of such shares.

Employment Contracts

   On January 15, 1997, the Company entered into employment agreements with Paul W. Major, Neil M. Miller and Scott S. Thompson. Each agreement provides for an initial term of three years which shall be automatically extended for an additional year on the expiration of the initial term and each anniversary thereafter unless earlier terminated pursuant to the terms of each agreement. Each of the agreements provides for a base salary for the twelve calendar months beginning January 1, 1997 at an annual rate of $129,125 for Mr. Major; $100,000 for Mr. Miller; and $154,000 for Mr. Thompson. The base salary amounts will be adjusted annually to reflect increases in the Consumer Price Index ("CPI").

   Upon entering into the employment agreements, Messrs. Major, Miller and Thompson received initial grants of 25,000, 7,500 and 10,000 shares of restricted stock, respectively. Each of the employment agreements provides for payment of bonus compensation upon the achievement of certain performance objectives set forth in such agreements or determined by the Compensation Committee. Each of the agreements also provides for additional stock options and restricted stock to be awarded at the discretion of the Compensation Committee.

   On January 30, 1998, the Company entered into an employment agreement with James M. Stanich, pursuant to which Mr. Stanich was granted an annual base salary of $250,000 and an annual bonus of 40% of his base salary. In addition, the Company issued to Mr. Stanich 50,000 shares of restricted stock and 50,000 options to purchase shares of Common Stock. The base salary amount will be adjusted annually to reflect increases in the CPI.

   Effective January 1, 1999, the Company extended the initial term of each employment agreement with Messrs. Miller and Thompson for an additional three years until December 31, 2002. As part of the employment extensions, the base salaries have been increased to an annual rate of $120,000 for Mr. Miller and $175,000 for Mr. Thompson. In addition, each of Messrs. Miller and Thompson was granted 20,000 shares of restricted stock and options to purchase 20,000 shares of Common Stock.

   Effective January 1, 2000, the Company extended the initial term of the employment agreement with Mr. Miller for one additional year until December 31, 2003. As part of Mr. Miller's employment extension, his base salary has been increased to an annual rate of $175,000. In addition, Mr. Miller was granted 30,000 shares of restricted stock and options to purchase 40,000 shares of Common Stock.

   Each employment agreement includes provisions restricting the officers from competing, directly or indirectly, with the Company or the Operating Partnership during employment and, except in certain circumstances, for one year after termination of employment. Each of the employment agreements provides for certain severance payments in the event of termination by the Company without cause, or by the employee with good reason.

   The Company generally will have cause to terminate the employment of Messrs. Stanich, Major, Miller and Thompson if they: (1) engage in acts or omissions with respect to the Company which constitute intentional misconduct or a knowing violation of law; (2) personally receive a benefit in money, property or services from the Company or from another person dealing with the Company in violation of law; (3) breach their non-competition covenant with the Company; (4) breach their duty of loyalty to the Company; (5) engage in gross negligence in the performance of their duties; or (6) frequently and repeatedly fail to perform services that have been reasonably requested of them by the Company's Board of Directors and which are consistent with the terms of the employment agreements.

   Messrs. Stanich, Major, Miller and Thompson generally will have good reason to terminate their employment with the Company in the event of any reduction in their compensation without their consent, any material breach or default by the Company under the employment agreements or any substantial diminution in their respective duties.

   The Board of Directors of the Company approved a resolution that commencing on November 1, 1999, David G. Price shall be paid an annual salary of $350,000 by the Company for the continued performance of his duties as Chairman of the Board of Directors.

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee is comprised of Messrs. Cushman and Paul, neither of whom is or has been an officer or employee of the Company or any of its subsidiaries. In addition, neither has had a direct or indirect interest in any transaction or series of transactions with the Company or any of its subsidiaries where the amount involved exceeds $60,000. Neither is or has been a director or member of the compensation committee of another entity, one of whose executive officers serves or has served on the Compensation Committee of the Company. And, neither is or has been a member of the compensation committee of another entity, one of whose executive officers is or has been a director of the Company. For a description of the background of each of these individuals, see "Proposal 1--Election of Directors--Directors Continuing in Office."

               BOARD OF DIRECTORS COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

   The following report and the Stock Performance Graph shall be deemed not to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

   Compensation and benefit practices of the Company are established and governed by the Compensation Committee, which is made up of two Independent Directors. The Compensation Committee is chartered to establish the general compensation policy of the Company, to review and approve compensation of the executive officers of the Company and to administer all of the Company's employee benefit plans. The Compensation Committee reviews the Company's overall compensation program to assure that it (i) is reasonable and consistent with competitive practices, (ii) adequately recognizes performance, and (iii) meets the Company's overall compensation and business objectives.

Compensation Philosophy

   The primary focus of the Company's compensation program is to create value for stockholders. The Compensation Committee attempts to promote desired financial and operational results by attracting, motivating and assisting in the retention of key employees with outstanding ability. In addition, the compensation program is designed to promote teamwork, initiative and resourcefulness on the part of key employees whose performance and responsibilities directly affect the Company's profits. In this regard, the compensation program is designed to balance short and long-term incentive compensation to achieve desired results and above all to pay for performance.

   The Company is not allowed a deduction for certain compensation paid to certain executive officers in excess of $1 million, except to the extent such excess constitutes performance-based compensation. The Compensation Committee considers its primary goal to design compensation strategies that further the best interests of the Company and its stockholders. To the extent not inconsistent with that goal, the Compensation Committee will attempt where practical to use compensation policies and programs that preserve the deductibility of compensation expenses.

Compensation Mix

   The Company's executive compensation is based on three components designed in each case to accomplish the Company's compensation philosophy.

   Base Salary. Salaries for executives are reviewed by the Compensation Committee on an annual basis and may be increased based upon an assessment of the individual's contributions to the asset and financial growth of the Company as well as competitive pay levels. The Compensation Committee generally targets base salary levels at the market median of salaries paid by other publicly-traded real estate investment trusts ("REIT"), with a desire to reward excellent results with incentive compensation consistent with the Company's pay-for-performance philosophy.

   Base salary levels for the Company's executive officers for 2000 approximated the market median. The Compensation Committee has reviewed the base salary for each of the executive officers for 2000 and believes that such compensation is reasonable in view of the Company's performance and the contribution of those officers to that performance. The increase in base salary experienced by Messrs. Stanich, Major and Thompson in 2000 represented a cost-of-living increase provided for in their employment agreements.

   Annual Cash Incentive Awards. Annual cash bonus incentive awards generally are designed to protect stockholder interests by establishing a performance target (the "Performance Target") which must be satisfied before any awards are paid to executive officers. The Performance Target is based on increases in funds from operations and, in the case of the Company's President, the acquisitions made by the Company. To establish the Performance Target, the Compensation Committee sets goals for such criteria at the beginning of each year at a level considered to provide stockholders with an acceptable rate of return. In addition to satisfying the Performance Target, bonus awards also are based on personal performance measured by the extent to which personal goals are achieved.

   A target award is established for each officer based on the level of his or her position and on competitive practices. The Compensation Committee approves each officer's target award. The target award is expressed as a percentage of salary and as a corresponding dollar amount. No award can exceed 50% of an officer's base salary. The Performance Target approved by the Compensation Committee was achieved in 2000. See "Executive Compensation--Summary Compensation Table."

   Stock Options and Restricted Stock. The Compensation Committee may grant stock options, restricted common stock and performance awards to executives and other key employees of the Company pursuant to the 1997 Equity Participation Plan. In determining the grants of stock options, restricted stock and performance awards, the Compensation Committee takes into account, among other things, the competitive practice in the REIT industry, the respective scope of responsibility and the anticipated performance requirements and contributions to the Company of each proposed award recipient. Stock options, restricted stock and performance awards are designed to align the interest of executives with those of the stockholders. The Compensation Committee believes that significant equity interests in the Company held by the Company's management serve to retain and motivate management.

   President. James M. Stanich was appointed on January 30, 1998 as President of the Company. The Company entered into an employment agreement with Mr. Stanich pursuant to which the Company granted Mr. Stanich an annual base salary of $250,000 and an annual bonus of 40% of his base salary. In addition, the Company issued Mr. Stanich 50,000 shares of the Company's restricted stock and 50,000 options to purchase shares of the Common Stock. The base salary amount will be adjusted annually to reflect increases in the CPI.

                                          Compensation Committee

                                          John C. Cushman, III
                                          Charles S. Paul

Santa Monica, California
April 13, 2001

                            STOCK PERFORMANCE GRAPH

   The graph below compares cumulative total return of the Company, the S&P 500 Index and the NAREIT Equity REIT Total Return Index from December 31, 1995 to December 31, 2000. The comparison assumes $100.00 was invested on December 31, 1995 in the Common Stock and each of the foregoing indices and assumes reinvestment of dividends before consideration of income taxes.

[PERFORMANCE GRAPH APPEARS HERE]
                 COMPARISON OF CUMULATIVE TOTAL RETURN
        AMONG NATIONAL GOLF S&P 500 INDEX AND S&P FINANCIAL INDEX

                        PERFORMANCE GRAPH APPEARS HERE

                             NATIONAL                       S&P
Measurement Period           GOLF             S&P          FINANCIAL
(Fiscal Year Covered)        PROPERTIES       500 INDEX    INDEX
---------------------        ---------------   ---------    ----------
Measurement Pt-12/29/95      $100.00           $100.00      $100.00
FYE 12/31/1996               $147.41           $122.96      $135.27
FYE 12/31/1997               $161.58           $163.98      $162.67
FYE 12/31/1998               $150.96           $210.84      $134.20
FYE 12/31/1999               $110.95           $255.22      $128.00
FYE 12/29/2000               $126.21           $231.98      $161.75

   The stock performance depicted in the above graph is not necessarily indicative of future performance. The Stock Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that such information be treated as soliciting material or specifically incorporates them by reference into a filing under the Securities Act or the Exchange Act.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   During 2000, the Operating Partnership entered into two leases with AGC (an affiliate of David G. Price, the Chairman of the Board of Directors of the Company) with respect to two golf courses. In addition, during 2000 the Company acquired the fee interest in El Camino Country Club ("El Camino") in satisfaction of a mortgage loan secured by El Camino that the Company had made to an affiliate of AGC as part of a portfolio transaction in which the Company participated in 1999. El Camino had been leased to AGC and such lease was terminated at the time the Company acquired the fee interest in El Camino and the Company entered into a new lease with AGC. The three leases described above are in addition to the 98 existing leases between the Operating Partnership or the Company and AGC that were entered into in prior years. In 2000, the aggregate annual base rent payable (on an annualized basis) under the three new leases (including the lease related to El Camino) and all leases with AGC was approximately $1.8 million and $106.9 million, respectively. During 2000, the Operating Partnership terminated six leases with AGC in conjunction with the sale of the associated golf courses. The terms of all leases between the Operating Partnership and AGC are substantially similar (other than the amount of rent payments thereunder), and pursuant to the Company's Bylaws, the terms of all such leases and any terminations thereof were approved by the Independent Committee prior to entering into or terminating the leases. Mr. Thompson, the Company's General Counsel and Chief Leasing Officer, who has no prior affiliation with David G. Price or his affiliates (including AGC), assists the Independent Committee with reviewing transactions between the Company and affiliates of David G. Price, including the negotiation, enforcement, amendment and termination of all leases. David
G. Price owns approximately 35.7% of the outstanding common stock of AGC. James M. Stanich, the President and a director of the Company and a director of AGC, together with his wife, owns approximately 3.38% of the outstanding common stock of AGC.

   The Company leases approximately 5,100 square feet of commercial office space for use as its corporate headquarters from 2951 Company LLC, a California limited liability company of which David G. Price is a majority owner and James M. Stanich and his wife are minority owners. The term of such lease is 12 years commencing December 16, 1996, and provides for monthly rental payments of approximately $9,500 for the first five years of the term, followed by a higher fixed monthly rental payment for the remaining seven years of the term. The Company believes that the terms of this lease, including the rental payments, are on market terms.

   Edward R. Sause entered into a consulting agreement with the Company on April 30, 1997 following his resignation as an officer of the Company. Pursuant to such agreement, Mr. Sause agreed to provide consulting services on an as-needed basis to the Company in connection with capital raising, budgeting, financial reporting, acquisitions, corporate governance and strategic planning. Mr. Sause is paid $200.00 per hour for the consulting services he provides pursuant to such agreement. Mr. Sause has not been paid any consideration under such agreement, but is owed approximately $28,000, $50,000, $52,200 and $43,400 for consulting services rendered in 2000, 1999, 1998 and 1997, respectively. Upon resigning as an officer of the Company in April 1997, Mr. Sause became an officer and director of AGC.

   On April 30, 1997, David G. Price and Paul W. Major entered into an agreement pursuant to which Mr. Price granted to Mr. Major an option to purchase shares of AGC's common stock owned by Mr. Price which, subject to certain vesting requirements (including full vesting in the event of a sale or certain other corporate transactions involving AGC), enables Mr. Major to receive shares of AGC's common stock as compensation for services rendered by Mr. Major to the Operating Partnership. In January 1998, Mr. Price and Mr. Major agreed to cancel one-third of such options in exchange for the payment by Mr. Price of $750,000 to the Operating Partnership, of which amount Mr. Major received $30,000 in cash and elected to defer $720,000 pursuant to the terms of the Company's Deferred Compensation Plan.

   James M. Stanich is employed and compensated by both the Operating Partnership and the Company. The Company believes that the allocation of his compensation as between the Company and the Operating Partnership reflects the services provided by him with respect to each entity.

   The Company and the Operating Partnership have entered into a services agreement pursuant to which the Operating Partnership provides the Company with administrative, accounting and other services relating to the operations and administration of the Company at a rate equal to the cost (including allocable overhead) to the Operating Partnership of providing such services plus 15% of such costs.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all of the Company's officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                            APPOINTMENT OF AUDITORS

   PricewaterhouseCoopers LLP audited the Company's financial statements for the year ended December 31, 2000 and has been the Company's auditors since the Company's formation in 1993. The Audit Committee of the Company's Board of Directors has selected the firm of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2001. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with an opportunity to make a statement if he desires to do so, and such representative is expected to be available to respond to appropriate questions.

   Audit Fees. The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company's annual financial statements for the 2000 fiscal year and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the 2000 fiscal year were $148,337.

   Financial Information Systems Design and Implementation
Fees. PricewaterhouseCoopers LLP did not render any professional services to the Company of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X during the 2000 fiscal year.

   All Other Fees. The aggregate fees billed for services rendered by PricewaterhouseCoopers LLP, other than fees for the services referenced under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees," during the 2000 fiscal year were $139,820.

               STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

   The proxy rules adopted by the Securities and Exchange Commission provide that certain proposals by the Company's stockholders must be included in the proxy statement for the Company's annual meeting of stockholders. For a proposal to be considered for inclusion in next year's proxy statement, it must be received by the Company no later than December 5, 2001.

   The Company's stockholders also may bring business for consideration at next year's annual meeting of the stockholders of the Company (the "2002 Meeting"), in accordance with the procedures set forth below. In addition to any other applicable requirements, the Company's Bylaws provide that in order for business to be properly brought before the 2002 Meeting by a stockholder, the stockholder must give notice of such business in writing to the Secretary of the Company. The notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than fifty days nor more than seventy-five days prior to the 2002 Meeting. However, in the event that less than sixty-five days' notice or prior public disclosure of the date of the 2002 Meeting is given or made to stockholders, notice by the stockholder must be received not later than the close of business on the fifteenth day following the day on which such notice of the date of the 2002 Meeting was mailed or such public disclosure was made, whichever occurs first. A stockholder's notice to the Secretary shall set forth: (a) as to each matter the stockholder proposes to bring before the 2002 Meeting (i) a brief description of the business desired to be brought before such meeting and their reasons for conducting such business at such meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder. Any stockholder proposal not in compliance with these requirements, our bylaws or any applicable laws will not be brought before the 2002 Meeting.

                                 OTHER MATTERS

   The Board of Directors of the Company knows of no matters to be presented at the Annual Meeting other than those described in this Proxy Statement. Other business may properly come before the Annual Meeting, or any adjournment or postponement thereof, and in that event it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

   The Company's Annual Report to Stockholders, including the Company's summarized financial statements for the year ended December 31, 2000, is being mailed to all stockholders of record. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON SOLICITED HEREBY, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS OF AGC AND A LIST OF EXHIBITS TO THE FORM 10-K, FOR THE YEAR ENDED DECEMBER 31, 2000 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUESTS SHOULD BE DIRECTED TO THE INVESTOR RELATIONS DEPARTMENT OF THE COMPANY, AT 2951 28TH STREET, SUITE 3001, SANTA MONICA, CALIFORNIA 90405.

   ALL STOCKHOLDERS ARE URGED TO IMMEDIATELY COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors,

                                          /s/ James M. Stanich
                                          James M. Stanich
                                          President and Director

Santa Monica, California
April 16, 2001

                                                                     APPENDIX A

                                    CHARTER

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                       OF NATIONAL GOLF PROPERTIES, INC.

                         Adopted on February 22, 2000

I. PURPOSE

   The primary function of the Audit Committee ("Committee") is to assist the Board of Directors ("Board") of National Golf Properties, Inc. ("Corporation") in fulfilling its financial oversight responsibilities, including:

  1. Serving as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

  2. Reviewing and appraising the audit efforts of the Corporation's independent auditor ("Auditor").

  3. Providing an open avenue of communication among the Auditor, senior management of the Corporation ("Management") and the Board.

   The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

   The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. The foregoing determinations shall be made in accordance with the listing standards of the New York Stock Exchange ("NYSE Standards").

   The members of the Committee shall be elected by the Board on an annual basis and shall continue as members of the Committee until their successors shall be duly elected and qualified. The Board shall designate a member of the Committee to act as Chairman of the Committee.

III. MEETINGS

   The Committee shall meet at least one time annually with Management and the Auditor to discuss any matters that the Committee or each of these groups believe should be discussed, including the scope of work to be performed by the Auditor and the fees to be paid to the Auditor. In addition, the Committee, or at least its Chair, shall meet with the Auditor and Management quarterly to discuss the Corporation's financial statements consistent with
Section IV of this Charter. Meetings may be conducted in person or by teleconference provided that all attendees are able to actively communicate with all other attendees.

IV.  RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties, the Committee shall:

 Financial Statements

  1. Review and update this Charter periodically, at least annually, as conditions dictate.

  2. Review the Corporation's annual audited financial statements and discuss these financial statements with Management and the Auditor.

  3. Review any reports to Management prepared by the Auditor.

  4. Discuss with Management and the Auditor the Corporation's quarterly unaudited financial statements. The Chair of the Committee may represent the entire Committee for this purpose.

 Independent Auditor

  5. Recommend to the Board the selection of the Auditor (considering independence and effectiveness) and the scope of work to be performed by the Auditor, and approve the fees and other compensation to be paid to the Auditor. On an annual basis, the Committee shall review and discuss with the Auditor all significant relationships the Auditor has with the Corporation (and its affiliates) to determine the Auditor's independence. Such review and discussion shall include a review of the Auditor's written disclosures, letters and statements as required by the Independence Standards Board Standard No.1 (as revised, amended or supplemented from time to time) and similar or related standards issued by the Securities and Exchange Commission.

  6. Review the performance of the Auditor and approve any proposed discharge of the Auditor when circumstances warrant.

  7. Periodically consult with the Auditor out of the presence of Management about internal controls and the fullness and accuracy of the Corporation's financial statements.

 Financial Reporting Process

  8. Periodically consult with the Auditor and Management about the integrity of the Corporation's financial reporting processes, both internal and external.

  9. Consider the Auditor's judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting and discuss with the Auditor the matters described in Statement on Auditing Standards No. 61 (as revised, amended or supplemented from time to time) and similar or related statements issued by the Auditing Standards Board of the American Institute of Certified Public Accountants, Inc.

  10. Consider and approve, if appropriate, changes to the Corporation's auditing standards and accounting principles and practices as suggested by the Auditor or Management.

 Process Improvement

  11. Establish regular reporting to the Committee by each of Management and the Auditor regarding any significant judgments made in Management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

  12. Following completion of the annual audit, discuss with each of Management and the Auditor any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

  13. Discuss any significant disagreements among Management and the Auditor in connection with the preparation of the Corporation's financial statements.

  14. Review with the Auditor and Management the extent to which changes or improvements in financial or accounting practices, as recommended or approved by the Committee, have been implemented.

  15. Perform any other activities consistent with this Charter, the Corporation's charter and bylaws, governing law, the NYSE Standards and as the Committee or the Board deems necessary or appropriate in order to fulfill the responsibilities and duties of the Committee in carrying out its purpose as set forth in this Charter.

                                   * * * * *

-------------------------------------------------------------------------------
 PROXY

                        NATIONAL GOLF PROPERTIES, INC.
                 Annual Meeting of Stockholders--May 29, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned stockholder of NATIONAL GOLF PROPERTIES, INC., a Maryland corporation ("NGP"), acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders dated April 16, 2001 and the Proxy Statement dated April 16, 2001 (the "Proxy Statement") and, revoking all prior proxies, does hereby nominate, constitute and appoint James M. Stanich and Scott S. Thompson, or either of them, as the true and lawful proxies, agents and attorneys-in-fact of the undersigned, with full power of substitution to vote all the shares of common stock, par value $0.01 per share, of NGP, held of record by the undersigned on NGP's books at the close of business on April 13, 2001, at the Annual Meeting of Stockholders to be held at Woodranch Golf Club, 300 Wood Ranch Parkway, Simi Valley, California on Tuesday, May 29, 2001, at 9:00 a.m., local time, or at any adjournment or postponement thereof (the "Annual Meeting"), and otherwise to represent the undersigned at the Annual Meeting with all the powers which would be possessed by the undersigned if personally present at the Annual Meeting.

  THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT.

-------------------------------------------------------------------------------
                  (Continued and to be signed on other side)

-------------------------------------------------------------------------------
                                                          Please mark  [X]
                                                          your vote
                                                          as in this
                                                          example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NAMED DIRECTOR NOMINEES.


1. Election of Directors to vote for the following director nominees: Bruce Karatz and James M. Stanich.

  Instruction: To withhold authority to vote for any director nominee, write the director nominee's name on the space provided:

  ___________________________________________


             FOR (except
           as indicated to   WITHHOLD  ABSTAIN
            the contrary)
                [_]            [_]       [_]

2. In their discretion, to vote on any other matter that may properly come before the Annual Meeting or at any adjournment or postponement thereof.

 PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE TO ENSURE RECEIPT PRIOR TO THE ANNUAL MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


                                        If no contrary instruction is indicated
                                        above, this proxy will be voted FOR
                                        election of the named director nominees.

                                        The undersigned hereby acknowledges
                                        receipt of the accompanying Notice of
                                        Annual Meeting of Stockholders dated
                                        April 16, 2001 and Proxy Statement.

                                        I PLAN TO ATTEND THE ANNUAL MEETING. [_]

Signature(s) ____________________________   Date _______________________ , 2001
  Note: Please sign name exactly as your name (or names) appears printed in the space above. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.